Filed pursuant to Rule 424(b)(3)

File Number 333-150500

COOPER-STANDARD AUTOMOTIVE INC.

Supplement No. 6 to market-making prospectus dated May 12, 2008, as supplemented on May 13, 2008

(Supplement No. 1) and June 30, 2008 (Supplement No. 2) and August 12, 2008 (Supplement No. 3)

and August 15, 2008 (Supplement No. 4) and November 12, 2008 (Supplement No. 5)

The date of this supplement is December 23, 2008

On December 23, 2008, Cooper-Standard Holdings Inc. filed the attached Current Report on Form 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 18, 2008

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01:	Entry into a Material Definitive Agreement.

On December 18, 2008, Cooper-Standard Holdings Inc., a Delaware corporation (“Holdings”), Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”) entered into the Third Amendment to Credit Agreement (the “Amendment”), among Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, amending certain provisions of that certain Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Credit Agreement”), between Holdings, the Borrowers, the lenders who are party thereto, Deutsche Bank Trust Company Americas, as administrative agent, Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners, L.P., UBS Securities LLC and The Bank of Nova Scotia, as co-documentation agents.

The Amendment provides that the U.S. and/or Canadian Borrower may voluntarily prepay, up to a maximum amount of $150,000,000, of one or more tranches of its term loan debt under the Credit Agreement held by participating lenders at a discount price to par to be determined pursuant to certain auction procedures. The prepayments may be financed with cash of the U.S. Borrower and its Subsidiaries, if the U.S. Borrower and its Subsidiaries meet, on a consolidated basis, certain conditions set forth in the Amendment including a $125,000,000 minimum liquidity requirement (which amount includes cash and cash equivalents and any amounts available to be drawn under the Credit Agreement’s revolving credit facility). Such prepayments may not be made from the proceeds of loans drawn under the Credit Agreement’s revolving credit facility. The prepayments may also be financed with the proceeds of certain equity contributions from holders of equity of the U.S. Borrower. Under the terms of the Amendment, any such prepayments will reduce the amount of term loans outstanding and payable in indirect order of maturity. Additionally, the U.S. and/or Canadian Borrower, as applicable, has agreed to pay to each lender that consented to the adoption of the Amendment prior to a specified deadline, a non-refundable consent fee in an amount equal to 0.05% of the aggregate of such lender’s loans, loan commitments and other participations outstanding under the Credit Agreement as of the effective date of the Amendment. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 18, 2008, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel And Secretary

Dated: December 23, 2008

3

COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 18, 2008, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

4

Exhibit 10.1

THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIRD AMENDMENT AND WAIVER, dated as of December 18, 2008 (this “Third Amendment”), among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (f/k/a CSA Acquisition Corp.) (“Holdings”), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “U.S. Borrower”), COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario (the “Canadian Borrower”), COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV), a company incorporated under the laws of The Netherlands (the “Dutch Borrower”), various Lenders party to the Credit Agreement referred to below, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, various Lenders, the Administrative Agent and certain other Agents have entered into a Credit Agreement, dated as of December 23, 2004 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers on the terms and conditions set forth in the Credit Agreement;

WHEREAS, Holdings and the Borrowers have requested certain amendments, consents and waivers to the Credit Agreement in connection with the prepayment of Tender Term Loans (as defined below) pursuant to the Discounted Voluntary Prepayment Transaction (as defined below);

WHEREAS, Deutsche Bank Trust Company Americas has agreed to act as prepayment agent for the Discounted Voluntary Prepayment Transaction (in such capacity, the “Prepayment Agent”); and

WHEREAS, Holdings, the Borrowers and the Lenders have agreed to amend, and the Lenders have agreed to waive, certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Defined Terms. (a) Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, unless otherwise defined herein or the context otherwise requires.

(b) In addition, the following terms shall have the following meanings as used herein:

“Equity Contribution” shall mean, collectively, (i) a cash contribution to the equity of Holdings made on or after the Third Amendment Effective Date by one or more shareholders of Holdings in exchange for common stock of Holdings, (ii) a cash contribution by Holdings to the equity of the U.S. Borrower with the proceeds of a contribution described in preceding clause (i) in exchange for common stock of the U.S. Borrower and (iii) in the case of a Discounted Voluntary Prepayment by the Canadian Borrower, a cash contribution by the U.S. Borrower, directly or indirectly through one or more Wholly-Owned Subsidiaries, to the equity of the Canadian Borrower with the proceeds of a contribution described in preceding clause (ii).

“Tendering Borrower” shall mean (x) with respect to Discounted Voluntary Prepayments of Tranche B Term Loans, the Canadian Borrower and (y) with respect to Discounted Voluntary Prepayments of Tranche C Term Loans, Tranche D Term Loans and/or Tranche E Term Loans, the U.S. Borrower.

“Tender Term Loans” shall mean, collectively, the Tranche B Term Loans, the Tranche C Term Loans, the Tranche D Term Loans and the Tranche E Term Loans.

“Tender TL Lender” shall mean, with respect to any Discounted Voluntary Prepayment of any Tranche of Tender Term Loans, each Lender with outstanding Tender Term Loans under such Tranche.

“Tranche D Term Loans” shall mean the Incremental Term Loans in an initial aggregate principal amount of U.S.$190,000,000 incurred by the U.S. Borrower (and designated as “D” Term Loans) pursuant to Section 2.01(d) of the Credit Agreement and that certain Incremental Term Loan Commitment Agreement, dated as of dated as of February 6, 2006, among Deutsche Bank AG New York Branch, as Incremental Term Loan Lender thereunder, Holdings, the U.S. Borrower, each U.S. Subsidiary Guarantor and the Administrative Agent.

“Tranche E Term Loans” shall mean (i) the Incremental Term Loans in an initial aggregate principal amount of €20,725,000 incurred by the U.S. Borrower (and designated as “E” Term Loans) pursuant to Section 2.01(d) of the Credit Agreement and that certain Incremental Term Loan Commitment Agreement, dated as of February 6, 2006, among Deutsche Bank AG New York Branch, as Incremental Term Loan Lender, Holdings, the U.S. Borrower, each U.S. Subsidiary Guarantor and the Administrative Agent and (ii) the Incremental Term Loans in the initial aggregate principal amount of €44,000,000 incurred by the U.S. Borrower in Euros (and initially designated as “E-1” Term Loans) pursuant to Section 2.01(d) of the Credit Agreement and that certain Incremental Term Loan Commitment Agreement, dated as of August 15, 2007, among Export Development Canada, ING Capital LLC, Citibank, N.A., General Electric Capital Corporation, Deutsche Bank AG New York Branch, and Goldman Sachs Credit Partners L.P., as Incremental Term Loan Lenders, Holdings, the U.S. Borrower, each U.S. Subsidiary Guarantor and the Administrative Agent.

ARTICLE 2

Discounted Voluntary Prepayment Transaction

Section 2.1 Discounted Voluntary Prepayment. (a) Each of the U.S. Borrower and the Canadian Borrower has notified the Lenders that it may wish to make voluntary prepayments of one or more Tranches of its Tender Term Loans (each, a “Discounted Voluntary Prepayment”) during the period commencing on the Third Amendment Effective Date (as hereinafter defined) and ending on the date that is eighteen months following the Third Amendment Effective Date (the “Discounted Voluntary Prepayment Period”) pursuant to the procedures and limitations described in this Section 2.1 (the transactions described in this Section 2.1, collectively, the “Discounted Voluntary Prepayment Transaction”). In connection with any Discounted Voluntary Prepayment of a given Tranche of Tender Term Loans, the relevant Tendering Borrower will notify each Lender with such Tender Term Loans in writing (the “Prepayment Notice”) that such Tendering Borrower desires to prepay such Tender Term Loans with proceeds in an aggregate amount specified by such Tendering Borrower (which amount shall be not less than the amount necessary to prepay U.S.$25,000,000 (or, €20,000,000, in the case of Tranche E Term Loans) of par principal amount of Tender Term Loans in the aggregate in each case, determined using the lowest Discount (as defined below) in the range specified by such Tendering Borrower below) (each, a “Prepayment Amount”) at a discount (which is expected to be within a range to be specified by such Tendering Borrower with respect to each Discounted Voluntary Prepayment; the “Discount”) equal to a percentage of par of the principal amount of such Tender Term Loans being prepaid; provided that (i) the aggregate Prepayment Amounts for all Discounted Voluntary Prepayments undertaken by the Tendering Borrowers of all Tender Term Loans prepaid during the Discounted Voluntary Prepayment Period shall not exceed U.S.$150,000,000 in the aggregate (for such purpose, taking the U.S. Dollar Equivalent of the Prepayment Amount with respect to any Tranche E Term Loans subject to a Discounted Voluntary Prepayment (determined as of the date of such Discounted Voluntary Prepayment, and excluding any voluntary prepayments of any Tender Term Loans made in accordance with the Credit Agreement as in effect prior to the Third Amendment Effective Date), and (ii) the Tendering Borrowers may issue no more than four Prepayment Notices that result in a Discounted Voluntary Prepayment (and make no more than four Discounted Voluntary Prepayments) in any twelve month period. Each Discounted Voluntary Prepayment shall be financed exclusively with either (x) internally generated cash of the U.S. Borrower and its Subsidiaries (i.e., cash not representing proceeds of Indebtedness, asset sales, insurance recovery events or sales or issuances of Equity Interests of, or equity contributions to, Holdings or any of its Subsidiaries), provided, however, that (I) no such internally generated cash of the U.S. Borrower and its Subsidiaries may be used to finance a Discounted Voluntary Prepayment, unless (and only to the extent that) (1) after giving effect to the respective Discounted Voluntary Prepayment (and the application of all internally generated cash and the cash proceeds of all Equity Contributions actually used to finance the same) the sum of (A) the Unrestricted cash and Permitted Investments of the U.S. Borrower and its Subsidiaries plus (B) the Total Unutilized Revolving Loan Commitment at such time shall equal or exceed U.S.$125,000,000 and (2) the U.S. Borrower shall have delivered an officer’s certificate to the Prepayment Agent on the date of such Discounted Voluntary Prepayment demonstrating compliance with preceding subclause (1) and/or (y) cash proceeds of Equity Contributions. Notwithstanding anything to the contrary contained herein, and for avoidance of doubt, any such internally generated cash of the U.S.

Borrower and its Domestic Subsidiaries used to finance a Discounted Voluntary Prepayment by the Canadian Borrower shall be permitted only to the extent such cash is otherwise permitted to be invested in the Canadian Borrower pursuant to Section 10.04 of the Credit Agreement.

(b) In connection with a Discounted Voluntary Prepayment of a given Tranche of Tender Term Loans, the relevant Tendering Borrower will allow each applicable Tender TL Lender to specify (a “Prepayment Offer”) a discount to par (the “Acceptable Discount”) for a principal amount (subject to rounding requirements specified by the Prepayment Agent) of such Tender Term Loans at which such Tender TL Lender is willing to permit such Discounted Voluntary Prepayment (and which shall be within any range specified by such Tendering Borrower with respect to such Discounted Voluntary Prepayment). Each Tendering Borrower will accept Prepayment Offers in the order of lowest to highest prepayment price specified by the respective Tender TL Lenders in the Prepayment Offers so as to enable such Tendering Borrower to complete the Discounted Voluntary Prepayment for the Prepayment Amount. Based on the Acceptable Discounts and principal amounts of such Tender Term Loans specified by the Tender TL Lenders, the applicable discount (the “Applicable Discount”) for the Discounted Voluntary Prepayment will be the highest Acceptable Discount (i.e., the lowest prepayment price) at which the relevant Tendering Borrower can complete the Discounted Voluntary Prepayment for the full Prepayment Amount and which is within the range for the Discount specified by such Tendering Borrower. Each Tendering Borrower shall prepay such Tranche of Tender Term Loans (or the respective portions thereof) offered by Tender TL Lenders at the Acceptable Discounts specified by each such Tender TL Lender that are equal to or greater than the Applicable Discount (“Qualifying Tender Term Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay Qualifying Tender Term Loans (disregarding any interest payable under Section 2.1(c) hereof) would exceed the Prepayment Amount for such Discounted Voluntary Prepayment, the relevant Tendering Borrower shall prepay such Qualifying Tender Term Loans at the Applicable Discount ratably based on the respective principal amounts of such Qualifying Tender Term Loans (subject to rounding requirements specified by the Prepayment Agent).

(c) All Tender Term Loans prepaid by the Tendering Borrowers pursuant to this Section 2.1 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

(d) The par principal amount of Tender Term Loans of a given Tranche prepaid pursuant to this Section 2.1 shall be applied to reduce the remaining Scheduled Repayments of such Tranche of Tender Term Loans in indirect order of maturity.

(e) Each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, settlement, irrevocability of Prepayment Notices and acceptances of Prepayment Offers, rounding and minimum amounts, applicable Borrowings of accepted Tender Term Loans and other notices by the Tendering Borrowers and Tender TL Lenders and determination of Applicable Discount) established by the Prepayment Agent in consultation with the Tendering Borrowers; it being understood and agreed that (x) each Tendering Borrower shall have the right to revoke its offer for a Discounted Voluntary Prepayment and rescind its Prepayment Notice therefor at its discretion at any time prior to such Tendering Borrower’s delivery of a final notice of acceptance of the related Prepayment Offers,

(y) the settlement date for payment of accepted Prepayment Offers shall not be later than 30 days after the applicable Tendering Borrower’s delivery of a final notice of acceptance therefor, and (z) unless otherwise determined by the Prepayment Agent, all Discounted Voluntary Prepayments of a given Tranche of Tender Term Loans shall be applied to all then outstanding Borrowings of such Tender Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings of such Tranche of Tender Term Loans), so that all Lenders with outstanding Tender Term Loans under the applicable Tranche will continue to participate in each then outstanding Borrowing of such Tranche of Tender Term Loans on a pro rata basis (based upon the then outstanding principal amount of all Tender Term Loans under such Tranche after giving effect to such Discounted Voluntary Prepayment as if made at par). The Lenders hereby further agree that, following a Discounted Voluntary Prepayment of a given Tranche of Tender Term Loans and notwithstanding anything to the contrary contained in the Credit Agreement, (i) interest in respect of such Tender Term Loans may be made on a non-pro rata basis among the Lenders holding such Tender Term Loans to reflect the payment of accrued interest to certain Tender TL Lenders as provided in Section 2.1(c) hereof and (ii) all subsequent prepayments and repayments of such Tender Term Loans (other than a Discounted Voluntary Prepayment) shall be made on a pro rata basis among the Lenders holding such Tender Term Loans (based upon the then outstanding principal amounts of such Tender Term Loans of such Lenders after giving effect to any Discounted Voluntary Prepayment as if made at par).

(f) Except (i) for purposes of the definition of “Adjusted Excess Cash Flow” appearing in Section 1 of the Credit Agreement (as to which a Discounted Voluntary Prepayment shall be treated as specified in such definition as amended hereby) and (ii) as otherwise expressly provided herein, each Discounted Voluntary Prepayment of a given Tranche of Tender Term Loans shall constitute a voluntary prepayment of such Tranche of Tender Term Loans for all purposes under the Credit Agreement (including clause (f)(ii) of the definition of “Excess Cash Flow” appearing in Section 1 of the Credit Agreement and Sections 5.01(ii) and (iii) of the Credit Agreement).

(g) The Lenders hereby (i) consent to the transactions described in this Section 2.1 notwithstanding anything to the contrary in the Credit Agreement, (ii) waive the requirements of any provision of the Credit Agreement (including, without limitation, Sections 5.01(iv) and 13.06) that might otherwise prohibit the Discounted Voluntary Prepayment Transaction or result in a Default or an Event of Default as a result of the Discounted Voluntary Prepayment Transaction and (iii) agree that no Discounted Voluntary Prepayment shall give rise to an obligation by any Tender TL Lender to purchase participations pursuant to Section 13.06 of the Credit Agreement with amounts received by it from such Discounted Voluntary Prepayment.

(h) This Third Amendment shall not (i) require any Tendering Borrower to undertake any Discounted Voluntary Prepayment during the Discounted Voluntary Prepayment Period or (ii) limit or restrict any Tendering Borrower from making voluntary prepayments of the Loans in accordance with the provisions of the Credit Agreement as in effect prior to the Third Amendment Effective Date.

ARTICLE 3

Amendments

Section 3.1 Amendments to Section 1 of the Credit Agreement. (a) Section 1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Discounted Voluntary Prepayment” shall have the meaning provided in the Third Amendment.

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 3.01(b)(iii).

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(g).

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

“Third Amendment” shall mean the Third Amendment and Waiver to this Agreement, dated as of December 18, 2008.

(b) The definition of “Adjusted Excess Cash Flow” appearing in Section 1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Adjusted Excess Cash Flow” shall mean, for any period, the remainder of (i) Excess Cash Flow for such period minus (ii) the product of (I) the sum of (A) the aggregate amount of principal repayments of Term Loans made as a voluntary prepayment pursuant to Section 5.01 during such period (except to the extent such prepayment was financed with other Indebtedness and excluding any Discounted Voluntary Prepayment made as contemplated by the Third Amendment) plus (B) solely for purposes of a determination of “Adjusted Excess Cash Flow” as used in the definition of “Retained Excess Cash Flow Amount”, the aggregate amount of cash used to make a Discounted Voluntary Prepayment of Term Loans as contemplated by the Third Amendment with internally generated cash flow of the Borrower and its Subsidiaries multiplied by (II) the quotient of (x) 100% divided by (y) the Applicable Prepayment Percentage in effect on the relevant Excess Cash Payment Date for such period.”.

(c) The definition of “Lender Default” appearing in Section 1 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Lender Default” shall mean, as to any Lender, (i) the wrongful refusal (which has not been retracted) of such Lender to make available its portion of any Borrowing (including any Mandatory Dollar Facility RL Borrowing) or to fund its portion of any unreimbursed payment under Section 3.04, (ii) such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority or (iii) such Lender having notified the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Agreement Party (x) that it does not intend to comply with its obligations under Sections 2.01 or 3.04 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that for purposes of the second sentence of Section 2.01(g), Section 3.01(b), Section 5.02(a)(iv) and any documentation entered into pursuant to the Back-Stop Arrangements only, the term “Lender Default” shall also include, as to any Lender, (i) any Affiliate of such Lender that has Control of such Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (ii) any previously cured “Lender Default” of such Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, and (iii) any default by such Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has occurred and is continuing”.

(d) The definition of “Permitted Equity Issuance” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) at the end of said Section:

“(excluding, for avoidance of doubt, any such sale or issuance the proceeds of which are used to finance a Discounted Voluntary Prepayment of Term Loans)”.

(e) The definition of “Security Document” appearing in Section 1 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) at the end of said definition:

“; provided, that cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall constitute “Security Documents” solely for purposes of (x) Section 12 and (y) the term “Credit Documents” as used in Sections 10.01(a)(i), 10.02(a)(i) and 12”.

Section 3.2 Amendments to Section 2 of the Credit Agreement. (a) The final sentence of Section 2.01(g) of the Credit Agreement is hereby amended by inserting the text “(such arrangements, the “Swingline Back-Stop Arrangements”)” immediately preceding the text “and (y) the Swingline Lender” appearing therein.

(b) Section 2.04 of the Credit Agreement is hereby amended by inserting the following text immediately preceding the period (“.”) at the end of the second sentence appearing in said Section:

“; provided that, if, on the date of a Borrowing of Dollar Facility Revolving Loans (other than a Mandatory Dollar Facility RL Borrowing) or Canadian Dollar Denominated Revolving Loans, there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Dollar Facility Letters of Credit or Multicurrency Facility Letters of Credit, as applicable, second, in the case of any such Borrowing of Dollar Facility Revolving Loans, to the payment in full of any such Swingline Loans, and third, to the applicable Borrower as otherwise provided above”.

Section 3.3 Amendments to Section 3 of the Credit Agreement. (a) Section 3.01(b) of the Credit Agreement is amended by inserting the text “, renew, extend or amend” immediately following the text “under no obligation to issue” appearing in said Section.

(b) Section 3.01(b) of the Credit Agreement is hereby further amended by deleting clause (iii) of the proviso appearing in said Section and inserting the following new clause (iii) in lieu thereof:

“(iii) a Lender Default exists with respect to any RL Lender, unless the Issuing Lender has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Issuing Lender’s risk with respect to the Lender which is the subject of the Lender Default, including by cash collateralizing (in U.S. Dollars or Canadian Dollars, as appropriate) such Lender’s Dollar Facility RL Percentage or Multicurrency Facility RL Percentage, as the case may be, or (if greater) RL Percentage, of the Dollar Facility Letter of Credit Outstandings or Multicurrency Facility Letter of Credit Outstandings, as the case may be (such arrangements, the “Letter of Credit Back-Stop Arrangements”).”.

Section 3.4 Amendments to Section 5 of the Credit Agreement. (a) Section 5.02(a) of the Credit Agreement is hereby amended by inserting the following new clause (iv) immediately following clause (iii) appearing in said Section:

“(iv) If any RL Lender becomes a Defaulting Lender at any time that any Letter of Credit is outstanding, the Borrower shall enter into the applicable Letter of Credit Back-Stop Arrangements with the relevant Issuing Lender or Issuing Lenders no later than 10 Business Days after the date such RL Lender becomes a Defaulting Lender (or, in the case of Letters of Credit outstanding on the Third Amendment Effective Date at a time when a Lender Default exists, 30 days after the Third Amendment Effective Date (or such later date as the relevant Issuing Lender shall agree in its sole discretion)).”.

(b) Section 5.02(i) of the Credit Agreement is hereby amended by deleting the text “on the Swingline Expiry Date” appearing in said Section and inserting the text “on the earlier to occur of (x) the tenth Business Day following the date of the incurrence of such Swingline Loans and (y) the Swingline Expiry Date”.

Section 3.5 Amendments of Section 9 of the Credit Agreement. Section 9.11(a)(iii) of the Credit Agreement is hereby amended by inserting the text “; provided,

however, that the proceeds of Swingline Loans shall not be used to refinance outstanding Swingline Loans” immediately preceding the period appearing at the end of said Section.

Section 3.6 Amendments of Section 11 of the Credit Agreement. Section 11.01(d) of the Credit Agreement is hereby amended by inserting the text “5.02(a)(iv),” immediately preceding the text “9.02(a)” appearing in said Section.

ARTICLE 4

Miscellaneous

Section 4.1 Conditions to Effectiveness. This Third Amendment shall become effective on the date (the “Third Amendment Effective Date”) on which:

(a) Amendment. The Administrative Agent shall have received this Third Amendment, executed and delivered by a duly authorized officer of each of Holdings, each Borrower and the Required Lenders.

(b) Acknowledgment and Confirmation. The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit A hereto, executed and delivered by an authorized officer of Holdings, each Borrower and each other Credit Party.

(c) No Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

(d) Fees and Expenses. The U.S. Borrower shall have paid or caused to be paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent to the extent then due in connection with the transactions contemplated by this Third Amendment.

Section 4.2 Representation and Warranties. On the Third Amendment Effective Date, each of Holdings and each Borrower hereby confirms that the representations and warranties set forth in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

Section 4.3 Prepayment Agent. The Prepayment Agent shall be deemed an “Agent” for purposes of Section 12 of the Credit Agreement and shall be entitled to the benefits thereof.

Section 4.4 Continuing Effect; No Other Waivers or Amendments. This Third Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Credit Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of Holdings, any

Borrower or any other Subsidiary of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their terms.

Section 4.5 Counterparts. This Third Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 4.6 Payment of Fees and Expenses. The Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

Section 4.7 GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.8 Amendment Work Fee. The Canadian Borrower hereby covenants and agrees that, so long as the Third Amendment Effective Date occurs, it shall pay to each Canadian Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 3:00 P.M. (New York City time) on December 18, 2008, a non-refundable cash fee (the “Canadian Amendment Work Fee”) in Dollars in an amount equal to 5 basis points (i.e., 0.05%) on an amount equal to the sum of (i) the aggregate principal amount of all Tranche A Term Loans of such Lender outstanding on the Third Amendment Effective Date (immediately before giving effect thereto) plus (ii) the Multicurrency Facility Revolving Loan Commitment of such Lender as in effect on the Third Amendment Effective Date (immediately before giving effect thereto). In addition, the U.S. Borrower hereby covenants and agrees that, so long as the Third Amendment Effective Date occurs, it shall pay to each Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 3:00 P.M. (New York City time) on December 18, 2008, a non-refundable cash fee (the “U.S. Amendment Work Fee” and, together with the Canadian Amendment Work Fee, collectively, the “Amendment Work Fees”) in Dollars in an amount equal to 5 basis points (i.e., 0.05%) on an amount equal to the sum of (i) the aggregate principal amount of all Term Loans (other than Tranche A Term Loans) of such Lender outstanding on the Third Amendment Effective Date (immediately before giving effect thereto) plus (ii) the Dollar Facility Revolving Loan Commitment of such Lender as in effect on the Third Amendment Effective Date (immediately before giving effect thereto) plus (iii) the U.S. Borrower Dual Currency Facility Revolving Loan Commitment of such Lender as in effect on the Third Amendment Effective Date (immediately before giving effect thereto). The Amendment Work Fees shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter. The Amendment Work Fees shall be paid by the Canadian Borrower and the U.S. Borrower to the Administrative Agent

for distribution to the relevant Lenders not later than the third Business Day following the Third Amendment Effective Date.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

COOPER-STANDARD HOLDINGS, INC.
(f/k/a CSA Acquisition Corp.)

By:	/s/ Edward A. Hasler
Name:	Edward A. Hasler
Title:	President and Chief Executive Officer

COOPER-STANDARD AUTOMOTIVE INC.

By:	/s/ Edward A. Hasler
Name:	Edward A. Hasler
Title:	President and Chief Executive Officer

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:	/s/ Allen J. Campbell
Name:	Allen J. Campbell
Title:	vice President

COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV)

By:	/s/ Robert C. Johnson
Name:	Robert C. Johnson
Title:	Authorized Representative - Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as a Lender

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Vice President

EXHIBIT A

FORM OF ACKNOWLEDGMENT AND CONFIRMATION

1. Reference is made to the Third Amendment and Waiver, dated as of December 18, 2008 (the “Third Amendment”), to the Credit Agreement, dated as of December 23, 2004, among COOPER-STANDARD HOLDINGS INC., a Delaware corporation (f/k/a CSA Acquisition Corp.), COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation, COOPER-STANDARD AUTOMOTIVE CANADA LIMITED, a corporation organized under the laws of Ontario, COOPER-STANDARD AUTOMOTIVE INTERNATIONAL HOLDINGS B.V. (f/k/a STEFFENS BEHEER BV), a company incorporated under the laws of The Netherlands, various Lenders party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, and the other agents parties thereto.

2. Certain provisions of the Credit Agreement are being waived pursuant to the Third Amendment. Each of the parties hereto hereby agrees, with respect to each Credit Document to which it is a party:

(a) all of its obligations, liabilities and indebtedness under such Credit Document, including guarantee obligations, shall remain in full force and effect on a continuous basis after giving effect to the Third Amendment; and

(b) all of the Liens and security interests created and arising under such Credit Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Third Amendment as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and under its guarantees in the Credit Documents, all as provided in such Credit Documents.

3. THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. This Acknowledgment and Confirmation may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment and Confirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

COOPER-STANDARD HOLDINGS INC. (f/k/a CSA ACQUISITION CORP.)

By:	/s/ Edward A. Hasler
Name:	Edward A. Hasler
Title:	President and Chief Executive Officer

COOPER-STANDARD AUTOMOTIVE INC.

By:	/s/ Edward A. Hasler
Name:	Edward A. Hasler
Title:	President and Chief Executive Officer

COOPER-STANDARD AUTOMOTIVE FLUID SYSTEMS MEXICO HOLDING LLC

By:	COOPER-STANDARD AUTOMOTIVE INC., as Sole Member

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

COOPER-STANDARD AUTOMOTIVE OH, LLC

By:	COOPER-STANDARD AUTOMOTIVE INC., as Sole Member

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

COOPER-STANDARD AUTOMOTIVE NC L.L.C.

By:	COOPER-STANDARD AUTOMOTIVE INC., as Sole Member

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

CSA SERVICES INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

NISCO HOLDING COMPANY

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

NORTH AMERICAN RUBBER, INCORPORATED

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

STANTECH, INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

STERLING INVESTMENTS COMPANY

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

WESTBORN SERVICE CENTER, INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

COOPER-STANDARD AUTOMOTIVE FHS, INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary

COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:	/s/ Allen J. Campbell
Name:	Allen J. Campbell
Title:	Vice President

CS AUTOMOTIVE LLC, by its member, COOPER-STANDARD AUTOMOTIVE CANADA LIMITED

By:	/s/ Allen J. Campbell
Name:	Allen J. Campbell
Title:	Vice President